Exhibit 99.1
From:	Hifn, Inc. 750 University Avenue
Los Gatos, CA 95032
Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn, Inc. Again Achieves Sequential Quarterly Profit Growth

LOS GATOS, Calif., October 22, 2007 – Hifn™ (NASDAQ: HIFN) today reported financial results for the fourth quarter and twelve months ended September 30, 2007.

Revenues for the fourth quarter of fiscal 2007 were $11.0 million, a decrease of six percent from the $11.7 million in revenues reported in the previous quarter and an increase of 21 percent from the $9.1 million in revenues reported in the fourth quarter of fiscal 2006. Revenues for the twelve months ended September 30, 2007 were $43.0 million, a decrease of two percent from the $43.8 million reported for the twelve months ended September 30, 2006.

Net income for the fourth quarter ended September 30, 2007, on a generally accepted accounting principles (GAAP) basis, was $584,000, an increase of 106 percent from the $284,000 in net income reported in the previous quarter, resulting in fully diluted income of $0.04 per share, which includes stock-based compensation expense of $512,000, as a result of the effect of SFAS 123(R). Net loss for the fourth quarter ended September 30, 2006, on a GAAP basis, was $2.3 million, or a loss of $0.17 per share, which includes stock-based compensation expense of $235,000.

Net loss for the twelve months ended September 30, 2007, on a GAAP basis, was $2.5 million, or a loss of $0.18 per share, which includes stock-based compensation expense of $2.3 million. Net loss for the twelve months ended September 30, 2006 was $8.7 million, or a loss of $0.63 per share, which includes stock-based compensation expense of $977,000.

 “The fourth quarter’s results reflect our second sequential quarter of earnings growth and are consistent with the model we first presented in January and throughout the year. We committed to our shareholders that we would achieve full GAAP profitability by the end of Fiscal 2007 while providing the foundation for future top line growth. We have met this goal,” said Albert E. Sisto, Chairman and CEO. “During the quarter we added to the number of Tier One OEMs shipping our Express line of board products, although revenues were slightly below our expectations as we and our customers are still in the early stages of a learning curve in this high growth market,” continued Sisto. “Additionally, we have completed the integration of Siafu Software into our product family, strengthening our portfolio of storage products and technology. We believe this will serve as an important ingredient in generating top line growth and shareholder value.”

Hifn Fourth Quarter Fiscal Year 2007
Earnings Release	Page 2

Hifn management will hold a conference call to discuss these results today, October 22, 2007 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available for 72 hours after the call and may be accessed by calling 800-642-1687, pass code 18820732. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at http://www.hifn.com.

About Hifn

Hifn powers network and information security. Leveraging over a decade of leadership and expertise in data encryption and compression, we are a trusted partner to industry innovators for whom security is critical to their success. With the majority of secure global communications flowing through Hifn technology, the convergence of security, storage and assured access drives our product roadmap forward. We will continue as the first resource for the toughest security requirements because we anticipate as we innovate in a field that leaves no margin for error. Hifn sets the industry standards and technology firsts to secure, compress and assure information wherever needed. For more information, please visit:  http://www.hifn.com.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995:  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events, such as Hifn’s future financial performance including statements related to future top line growth and strengthening of our portfolio of storage products and technology through the integration of the Siafu software into our product family. Readers are cautioned that Hifn’s forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, which  include, but are not limited to: our dependence on a small number of customers; changes in customer demand and customer ordering patterns; our ability to successfully integrate and operate the business and technology of Siafu Software; and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn’s ongoing technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not be achieved due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Hifn’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Hifn’s results of operations for the three and twelve months ended September 30, 2007 are not necessarily indicative of Hifn’s operating results for any future periods. Any projections in this release are based on limited information currently available to Hifn, which is subject to change. Although any such projections and the factors influencing them will likely change, Hifn will not necessarily update the information, since Hifn will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn Fourth Quarter Fiscal Year 2007
Earnings Release	Page 3

HIFN, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2007	2006	2007	2006

Net revenues	$10,998	$9,121	$42,967	$43,764

Costs and operating expenses:
Cost of revenues	3,468	3,578	14,232	15,507
Research and development	2,589	4,051	12,925	20,983
Sales and marketing	2,276	1,504	8,312	7,382
General and administrative	1,518	2,024	8,558	6,984
Amortization of intangibles	826	783	3,038	3,161
Purchase in-process research & development	159	-	159	-
Impairment of assets	-	-	-	292
	10,836	11,940	47,224	54,309
Income (loss) from operations	162	(2,819)	(4,257)	(10,545)
Interest and other income, net	431	504	1,900	1,862
Income (loss) before income taxes	593	(2,315)	(2,357)	(8,683)
Provision for income taxes	9	26	184	41
Net Income (loss)	$584	$(2,341)	$(2,541)	$(8,724)

Net Income (loss) per share:
- Basic	$0.04	$(0.17)	$(0.18)	$(0.63)
- Diluted	$0.04	$(0.17)	$(0.18)	$(0.63)

Weighted average shares outstanding:
- Basic	14,338	13,900	14,092	13,769
- Diluted	14,682	13,900	14,092	13,769

Hifn Fourth Quarter Fiscal Year 2007
Earnings Release	Page 4

HIFN, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)

	September 30, 2007	September 30, 2006

ASSETS

Current assets:
Cash & short-term investments	$35,322	$38,777
Accounts receivable, net	7,450	4,614
Inventories	2,784	2,028
Prepaid expenses and other current assets	1,617	1,571
Total current assets	$47,173	46,990

Property and equipment, net	1,982	2,356
Intangibles and other assets, net	9,811	8,130
	$58,966	$57,476

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,467	$1,672
Accrued expenses and other current liabilities	4,051	5,119
Total current liabilities	5,518	6,791

Stockholders’ equity:
Common stock	15	14
Paid-in capital	171,573	166,100
Accumulated other comprehensive loss	3	(1)
Accumulated deficit	(113,716)	(111,175)
Treasury stock, at cost	(4,427)	(4,253)
Total stockholders’ equity	53,448	50,685
	$58,966	$57,476